UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2015

NEXT FUEL, INC.

(EXACT NAME OF COMPANY AS SPECIFIED IN CHARTER)

Nevada	000-55165	35-2305768
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

821 Frank Street Sheridan WY	82801
(Address of Principal Executive Offices)	(Zip Code)

(307) 674-2145

(Company’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

Dismissal of Previous Independent Registered Public Accounting Firm

On June 5, 2015, the Board of Directors of Next Fuel, Inc. (the “Company”) dismissed Hein & Associates LLP (“Hein”) as its independent registered public accounting firm.

The report of Hein on the audited financial statements of the Company for the fiscal years ended September 30, 2014 and September 30, 2013 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, except for the addition of a paragraph expressing substantial doubt about the Company’s ability to continue as a going concern.

During the Company’s two most recent fiscal years, the subsequent interim periods thereto, and through June 5, 2015, there were no disagreements (as defined in Item 304 of Regulation S-K) with Hein on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Hein, would have caused it to make reference in connection with its opinion to the subject matter of the disagreement. Further, during the Company’s two most recent fiscal years, the subsequent interim periods thereto, and through June 5, 2015, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K), except as described in the next paragraph.

Hein informed the Company that, at the completion of the 2013 and 2014 audits, there was a material weakness in the Company’s internal controls related to: (1) inadequate training and experience for public company reporting matters within its accounting department; and (2) its recently formed audit committee which did not meet all regulatory standards.

The Company’s Board of Directors discussed this material weakness with Hein. The Company has authorized Hein to respond fully to the inquiries of Malone (as defined below) concerning this material weakness.

The Company furnished Hein with a copy of this disclosure on June 8, 2015, providing Hein with the opportunity to furnish the Company with a letter addressed to the Securities and Exchange Commission (the “SEC”) stating whether it agrees with the statements made by the Company herein in response to Item 304(a) of Regulation S-K and, if not, stating the respect in which it does not agree. A copy of Hein’s letter addressed to the SEC is filed as Exhibit 16.1 to this report.

Engagement of New Independent Registered Public Accounting Firm

On June 3, 2015, the Board of Directors of the Company engaged MaloneBailey, LLP (“Malone”) as its independent registered public accounting firm.

During the years ended September 30, 2014 and September 30, 2013, the subsequent interim periods thereto, and through June 3, 2015, neither the Company nor anyone acting on its behalf consulted Malone with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Malone concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issues; or (ii) any matter that was the subject of a disagreement or a reportable event set forth in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No	Description

16.1	Letter from Hein & Associates LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXT FUEL, INC.

DATED: June 9, 2015	By:	/s/ Robert H. Craig
Robert H. Craig
Chief Executive Officer